SHAREHOLDER POWER OF ATTORNEY

Principal: Shihua LIN

Identification Number: 350102195505060473

Address: 501, Block 14, Taoyuan, Wangzhuang New Village, Jin’an District, Fuzhou, Fujian

Attorney: Fujian Fresh Joy Technology Co., Ltd.

Legal Representative: Shihua LIN

Address: Room 1219, Floor 12, Block A, Jiuce Building, Haixi High-tech Industrial Park, Fuzhou High-tech Zone, Fujian

The Principal Shihua LIN owns 75% share and corresponding shareholder’s right (the “Principal Share”) of Fujian Roar Game Technology Co., Ltd. (the “Roar Game”). The Principal hereby irrevocably authorize Xiamen Duwei Consulting Management Co., Ltd. (the “Attorney”) to exercise the following rights within the term of this Power of Attorney (the “POA Scope”):

1.      Authorizing the Attorney or any qualified person appointed by the Attorney ( the “Delegate”) as its sole and exclusive proxy on its behalf to the full extent of the following rights in relation to the Principal Share, including but not limited to:

1.1 Attending the shareholders meeting of Roar Game;

1.2 Exercising the voting right and all the other rights of, in and to its shareholding in accordance with the laws and articles of association of Blue Hat Company, including but not limited to selling, transferring, mortgaging or dealing with all or part of the Principal Share, and designating any director, supervisor of Blue Hat Company through shareholders meeting.

2.      The Attorney or the Delegate is authorized on behalf of the Principal to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the Equity Pledge Agreement and the Call Option Agreement which are entered into on the same date of the POA and to duly execute other obligations under such agreements in the Scope of the POA.

3.      Any actions taken by the Attorney and the Delegate in relation to Roar Game are deemed to be acted by the Principal and any documents signed by the Attorney and the Delegate in relation to Roar Game are deemed to be signed by the Principal personally. The Principal hereby accepts, recognizes and approves any actions and documents taken and signed by the Attorney and Delegate.

4.      The Attorney has the power to entrust third person. The Attorney may sub-entrust on its sole discretion the subjects aforementioned to other person or entity without prior notification to the Principal or consent of the Principal.

5.      The POA is exiting valid and irrevocable from the execution date of the POA during the term when the Principal is holding the shares in Blue Hat Company.

6.      The Principal hereby renounces all rights relating the Principal Share which are delegated to the Attorney under the POA and the Principal will not excise the rights itself during the term the POA.

Principal：Shihua LIN

Signature: /s/ Shihua LIN

December [ ], 2020

SHAREHOLDER POWER OF ATTORNEY

Principal: Fengying LI

Identification Number: 350583198209237127

Address: Room 302, No.572 East Xianyue Road, Siming District, Xiamen, Fujian

Attorney: Fujian Fresh Joy Technology Co., Ltd.

Legal Representative: Shihua LIN

Address: Room 1219, Floor 12, Block A, Jiuce Building, Haixi High-tech Industrial Park, Fuzhou High-tech Zone, Fujian

The Principal Fengying LI owns 25% share and corresponding shareholder’s right (the “Principal Share”) of Fujian Roar Game Technology Co., Ltd. (the “Roar Game”). The Principal hereby irrevocably authorize Xiamen Duwei Consulting Management Co., Ltd. (the “Attorney”) to exercise the following rights within the term of this Power of Attorney (the “POA Scope”):

7.      Authorizing the Attorney or any qualified person appointed by the Attorney ( the “Delegate”) as its sole and exclusive proxy on its behalf to the full extent of the following rights in relation to the Principal Share, including but not limited to:

7.1 Attending the shareholders meeting of Roar Game;

7.2 Exercising the voting right and all the other rights of, in and to its shareholding in accordance with the laws and articles of association of Blue Hat Company, including but not limited to selling, transferring, mortgaging or dealing with all or part of the Principal Share, and designating any director, supervisor of Blue Hat Company through shareholders meeting.

8.      The Attorney or the Delegate is authorized on behalf of the Principal to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the Equity Pledge Agreement and the Call Option Agreement which are entered into on the same date of the POA and to duly execute other obligations under such agreements in the Scope of the POA.

9.      Any actions taken by the Attorney and the Delegate in relation to Roar Game are deemed to be acted by the Principal and any documents signed by the Attorney and the Delegate in relation to Roar Game are deemed to be signed by the Principal personally. The Principal hereby accepts, recognizes and approves any actions and documents taken and signed by the Attorney and Delegate.

10.  The Attorney has the power to entrust third person. The Attorney may sub-entrust on its sole discretion the subjects aforementioned to other person or entity without prior notification to the Principal or consent of the Principal.

11.  The POA is exiting valid and irrevocable from the execution date of the POA during the term when the Principal is holding the shares in Blue Hat Company.

12.  The Principal hereby renounces all rights relating the Principal Share which are delegated to the Attorney under the POA and the Principal will not excise the rights itself during the term the POA.

Principal：Fengying LI

Signature: /s/ Fengying LI

December [ ], 2020